JPMorgan Chase Financial Company LLC	December 2023

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated December 15, 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Buffered Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 60% of the initial stock price, which we refer to as the coupon barrier level. However, if, on any determination date, the closing price of the underlying stock is less than the coupon barrier level, you will not receive any contingent quarterly payment for the related quarterly period. In addition, if the closing price of the underlying stock is greater than or equal to the initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). If the securities have not been automatically redeemed prior to maturity and the final stock price is greater than or equal to 60% of the initial stock price, which we refer to as the buffer threshold level, meaning the underlying stock has not declined by more than the buffer amount of 40%, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). If, however, the securities have not been automatically redeemed prior to maturity and the final stock price is less than the buffer threshold level, meaning the underlying stock has declined by more than the buffer amount of 40%, investors will lose 1.66667% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 40% and will receive a cash payment at maturity that is less than the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. The initial stock price is the closing price of the underlying stock on the strike date and is not the closing price of the underlying stock on the pricing date.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stock:	American Depositary Shares of PDD Holdings Inc. (“PDD Holdings ADSs”) (Bloomberg ticker: PDD UW Equity). Each PDD Holdings ADS represents four Class A ordinary shares, par value $0.000005 per share, of PDD Holdings Inc. The Class A ordinary shares of PDD Holdings Inc. are referred to as the “PDD Holdings underlying securities.”
Aggregate principal amount:	$10,000,000
Early redemption:

If, on any determination date (other than the final determination date), the closing price of the underlying stock is greater than or equal to the initial stock price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of the underlying stock is below the initial stock price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date plus (iii) any previously unpaid contingent quarterly payments with respect to any prior determination dates.
Contingent quarterly payment:

•   If, on any determination date, the closing price of the underlying stock is greater than or equal to the coupon barrier level, we will pay a contingent quarterly payment of $33.475 (3.3475% of the stated principal amount) per security on the related contingent payment date plus any previously unpaid contingent quarterly payments with respect to any prior determination dates. However, even if any unpaid contingent quarterly payment is payable on a later contingent payment date, no additional interest will accrue or be payable in respect of that unpaid contingent quarterly payment.

•   If, on any determination date, the closing price of the underlying stock is less than the coupon barrier level, no contingent quarterly payment will be made with respect to that determination date. It is possible that the closing price of the underlying stock will be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

Determination dates*:	March 15, 2024, June 17, 2024, September 16, 2024 and December 18, 2024
Contingent payment dates*:	March 20, 2024, June 21, 2024, September 19, 2024 and the maturity date

Payment at maturity:	• If the final stock price is greater than or equal to the buffer threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date plus (iii) any previously unpaid contingent quarterly payments with respect any prior determination dates.
	• If the final stock price is less than the buffer threshold level:	$1,000 + [$1,000 × (stock percent change + buffer amount) × downside factor]. This cash payment will be less than the stated principal amount of the securities and could be zero.

Coupon barrier level / buffer threshold level:	$87.846, which is equal to 60% of the initial stock price
Buffer amount:	40%
Downside factor:	1.66667
Stock adjustment factor:	The stock adjustment factor is referenced in determining the closing price of the underlying stock and is set initially at 1.0 on the strike date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Stock percent change:	(final stock price – initial stock price) / initial stock price
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Strike date:	December 14, 2023
Pricing date:	December 15, 2023
Original issue date (settlement date):	December 20, 2023
Maturity date*:	December 23, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$0.50(2)	$999.00
		$0.50(3)
Total	$10,000,000	$10,000	$9,990,000
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.50 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.50 for each $1,000 stated principal amount security.

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

The estimated value of the securities on the pricing date was $993.30 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

Terms continued from previous page:

Initial stock price:	$146.41, which was the closing price of the underlying stock on the strike date and is not the closing price of the underlying stock on the pricing date.
Final stock price:	The closing price of the underlying stock on the final determination date
CUSIP / ISIN:	48134R4W5 / US48134R4W53
Listing:	The securities will not be listed on any securities exchange.

December 2023	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

Investment Summary

The Contingent Income Buffered Auto-Callable Securities due December 23, 2024 Based on the Performance of the American Depositary Shares of PDD Holdings Inc., which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), with respect to each quarterly determination date on which the closing price of the underlying stock is greater than or equal to 60% of the initial stock price, which we refer to as the coupon barrier level. The contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), if any, will be payable quarterly on the contingent payment date immediately following the related determination date. However, if the closing price of the underlying stock is less than the coupon barrier level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of the underlying stock could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if the underlying stock was at or above the coupon barrier level on some quarterly determination dates, the underlying stock may fluctuate below the coupon barrier level on others.

If the closing price of the underlying stock is greater than or equal to the initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date plus any previously unpaid contingent quarterly payments with respect to any prior determination dates. If the securities have not previously been redeemed and the final stock price is greater than or equal to 60% of the initial stock price, which we refer to as the buffer threshold level, meaning that the underlying stock has not declined by more than the buffer amount of 40%, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). However, if the securities have not previously been redeemed and the final stock price is less than the buffer threshold level, meaning that the underlying stock has declined by more than the buffer amount of 40%, investors will lose 1.66667% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 40%. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying stock.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

Any values of the underlying stock, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

December 2023	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 60% of the initial stock price, which we refer to as the coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment plus any previously unpaid contingent quarterly payments with respect to any prior determination dates, and the payment at maturity will vary depending on the final stock price, as follows:

Scenario 1

On any determination date (other than the final determination date), the closing price of the underlying stock is greater than or equal to the initial stock price.

▪     The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date plus (iii) any previously unpaid contingent quarterly payments with respect to any prior determination dates.

▪      Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final stock price is greater than or equal to the buffer threshold level.

▪     The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date plus (iii) any previously unpaid contingent quarterly payments with respect to any prior determination dates.

▪     Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final stock price is less than the buffer threshold level.

▪     The payment due at maturity will be calculated as follows, and investors will lose 1.66667% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 40%:

$1,000 + [$1,000 × (stock percent change + buffer amount) × downside factor]

▪     Investors will lose some, and may lose all, of their principal in this scenario.

December 2023	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of the underlying stock and (2) the final stock price.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

December 2023	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial stock price:	$100.00
Hypothetical coupon barrier level / buffer threshold level:	$60.00, which is 60% of the hypothetical initial stock price
Buffer Amount:	40%
Downside factor:	1.66667
Hypothetical stock adjustment factor:	1.0
Contingent quarterly payment:	$33.475 (3.3475% of the stated principal amount) per security

The hypothetical initial stock price of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial stock price.  The actual initial stock price is the closing price of the underlying stock on the strike date and is specified under “Final Terms — Initial stock price” in this pricing supplement.  For historical data regarding the actual closing prices of the underlying stock, please see the historical information set forth under “PDD Holdings Inc. Overview” in this pricing supplement.

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the initial stock price on one of the determination dates (other than the final determination date). Because the closing price of the underlying stock is greater than or equal to the initial stock price on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of the underlying stock on each determination date (other than the final determination date) is less than the initial stock price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment(s)	Early Redemption Payment*	Hypothetical Closing Price	Contingent Quarterly Payment(s)	Early Redemption Payment*
#1	$50.00	$0	N/A	$85.00	$33.475	N/A
#2	$100.00	—*	$1,066.95	$50.00	$0	N/A
#3	N/A	N/A	N/A	$125.00	—*	$1,066.95
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing price of the underlying stock is greater than or equal to the initial stock price plus any unpaid contingent quarterly payments with respect to any prior determination dates and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the second determination date as the closing price of the underlying stock on the second determination date is equal to the initial stock price. As the closing price of the underlying stock on the first determination date is less than the coupon barrier level, no contingent quarterly payment was made with respect to that date. Following the second determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment + unpaid contingent quarterly payment(s) = $1,000 + $33.475 + $33.475 = $1,066.95

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further contingent quarterly payments.

▪	In Example 2, the securities are automatically redeemed following the third determination date as the closing price of the underlying stock on the third determination date is greater than the initial stock price. As the closing price of the underlying stock on the first determination date is greater than the coupon barrier level, you receive the contingent quarterly payment of $33.475 with respect to that determination date. Following the third determination date, you receive an early redemption payment of $1,066.95, which includes the contingent quarterly payment with respect to

December 2023	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

the third determination date plus the previously unpaid contingent quarterly payment with respect to the second determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will receive no further contingent quarterly payments. Further, although the underlying stock has appreciated by 25% from the initial stock price on the third determination date, you only receive $1,066.95 per security upon redemption and do not benefit from this appreciation. The total payments on the securities will amount to $1,100.425 per security.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment(s)	Early Redemption Payment	Hypothetical Closing Price	Contingent Quarterly Payment(s)	Early Redemption Payment
#1	$45.00	$0	N/A	$45.00	$0	N/A
#2	$55.00	$0	N/A	$50.00	$0	N/A
#3	$50.00	$0	N/A	$57.50	$0	N/A
Final Determination Date	$40.00	$0	N/A	$85.00	—*	N/A
Payment at Maturity	$666.67			$1,133.90

* The final contingent quarterly payment, if any, (plus any unpaid contingent quarterly payments with respect to any prior determination dates) will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final stock price.

▪	In Example 3, the closing price of the underlying stock on each determination date is below the coupon barrier level and the final share price is below the buffer threshold level. As a result, you do not receive any contingent quarterly payments during the term of the securities and, at maturity, you lose 1.6667% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 40%. Accordingly, you receive a cash payment at maturity calculated as follows:

$1,000 + [$1,000 × (stock percent change + buffer amount) × downside factor]

= $1,000 + [$1,000 × (-60% + 40%) × 1.66667] = $666.67

In this example, the payment you receive at maturity is significantly less than the stated principal amount.

▪	In Example 4, the closing price of the underlying stock decreases to a final stock price of $85.00. Although the final stock price is less than the initial stock price, because the final stock price is still not less than the buffer threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date plus any previously unpaid contingent quarterly payments with respect to any prior determination dates. Your payment at maturity is calculated as follows:

$1,000 + $33.475 + $100.425 = $1,133.90

In this example, although the final stock price represents a 15% decline from the initial stock price, you receive the stated principal amount per security plus the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), equal to a total payment of $1,133.90 per security at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

December 2023	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price is less than the buffer threshold level, you will lose 1.66667% of the stated principal amount for every 1% decline in the final stock price of the underlying stock from the initial stock price beyond the buffer amount of 40%. In this case, your payment at maturity will be less than the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly period (or any previously unpaid contingent quarterly payments) if the closing price of the underlying stock on the relevant determination date is less than the coupon barrier level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment with respect to a quarterly period (and any previous unpaid contingent quarterly payments with respect to any prior quarterly periods) will be made only if the closing price of the underlying stock on the relevant determination date is greater than or equal to the coupon barrier level. If the closing price of the underlying stock is below the coupon barrier level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period. You will not receive any unpaid contingent quarterly payments if the closing price of the underlying stock on each subsequent determination date is less than the coupon barrier level. It is possible that the closing price of the underlying stock could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent quarterly payment is based solely on the closing prices of the underlying stock on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date (and whether any previous unpaid contingent quarterly payments with respect to any prior determination dates will be paid) will be based on the closing price of the underlying stock on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment (plus any previously unpaid contingent quarterly payments) until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of the underlying stock on a specific determination date, if that closing price is less than the coupon barrier level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of the underlying stock was higher on other days that are not subsequent determination dates during the term of the securities.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

December 2023	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Buffered Auto-Callable Securities due December 23, 2024

Based on the Performance of the American Depositary Shares of PDD Holdings Inc.

Principal at Risk Securities

▪	Investors will not participate in any appreciation of the underlying stock. Investors will not participate in any appreciation of the underlying stock from the initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price is greater than or equal to the coupon barrier level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used

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to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock price, the coupon barrier level, the buffer threshold level and the final stock price and whether the closing price of the underlying stock on any determination date is greater than or equal to the initial stock price or is below the coupon barrier level or below the buffer threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the strike date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the underlying stock. Any of these hedging or trading activities on or prior to the strike date could have affected the initial stock price and, as a result, the coupon barrier level, which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the buffer threshold level, which is the price at or above which the underlying stock must close on the final determination date in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any

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potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the securities;
o	whether the closing price of one share of the underlying stock has been, or is expected to be, less than the coupon barrier level on any determination date and whether the final stock price is expected to be less than the buffer threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stock

▪	There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company. The underlying stock is issued by a non-U.S. company. Investments in securities linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that

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company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  That country may be subjected to different and, in some cases, more adverse economic environments.

▪	The securities entail emerging markets risk. The underlying stock is issued by a non-U.S. company conducting business in an emerging markets country (China). Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	There are important differences between the rights of holders of PDD Holdings ADSs and the rights of holders of the PDD Holdings underlying securities. The underlying stock is not the PDD Holdings underlying securities represented by the PDD Holdings ADSs, and there exist important differences between the rights of holders of PDD Holdings ADSs and the rights of holders of the PDD Holdings underlying securities. Each PDD Holdings ADS is a security evidenced by American depositary receipts that represents a certain number of PDD Holdings underlying securities. Generally, American Depositary Shares (“ADSs”) are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the non-U.S. issuer and holders of the ADSs, which may be different from the rights of holders of the underlying securities. For example, the non-U.S. issuer may make distributions in respect of the PDD Holdings underlying securities that are not passed on to the holders of PDD Holdings ADSs. Any such differences between the rights of holders of PDD Holdings ADSs and holders of the PDD Holdings underlying securities may be significant and may materially and adversely affect the value of the securities.
▪	Investing in the securities is not equivalent to investing in the PDD Holdings ADSs. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with PDD Holdings Inc. PDD Holdings Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to PDD Holdings Inc. in connection with this offering.
▪	We may engage in business with or involving PDD Holdings Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with PDD Holdings Inc. without regard to your interests and thus may acquire non-public information about PDD Holdings Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to PDD Holdings Inc., which may or may not recommend that investors buy or hold the underlying stock.
▪	Limited trading history. The PDD Holdings ADSs commenced trading on The Nasdaq Stock Market on July 26, 2018 and therefore have limited historical performance. Accordingly, historical information for the PDD Holdings ADSs are available only since that date. Past performance should not be considered indicative of future performance.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stock, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the underlying stock. These legislative and regulatory actions could result in restrictions on the securities or the delisting of the underlying stock. You may lose a significant portion or all of your initial investment in the securities, including if the underlying stock is delisted or if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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▪

The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock, such as mergers and spin-offs. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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PDD Holdings Inc. Overview

PDD Holdings Inc., a Cayman Islands company, is a multinational commerce group that owns and operates a portfolio of businesses including the Pinduoduo platform, which provides merchandise and interactive shopping experiences. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by PDD Holdings Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38591 through the SEC’s website at www.sec.gov.

Information as of market close on December 14, 2023:

Bloomberg Ticker Symbol:	PDD	52 Week High (on 11/30/2023):	$147.44
Current Closing Price:	$146.41	52 Week Low (on 5/25/2023):	$60.02
52 Weeks Ago (on 12/14/2022):	$90.01

The table below sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter in the period from July 26, 2018 through December 14, 2023. The PDD Holdings ADSs commenced trading on The Nasdaq Stock Market on July 26, 2018 and therefore have limited historical performance. The closing price of the underlying stock on December 14, 2023 was $146.41. The associated graph shows the closing prices of the underlying stock for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

American Depositary Shares of PDD Holdings Inc.	High	Low	Dividends (Declared)
2018
Third Quarter (Commencing July 26, 2018)	$29.96	$17.22	—
Fourth Quarter	$27.69	$17.15	—
2019
First Quarter	$31.14	$21.52	—
Second Quarter	$24.67	$19.03	—
Third Quarter	$36.67	$19.14	—
Fourth Quarter	$43.53	$31.25	—
2020
First Quarter	$41.23	$31.77	—
Second Quarter	$87.58	$35.90	—
Third Quarter	$97.46	$73.70	—
Fourth Quarter	$179.11	$71.40	—
2021
First Quarter	$202.82	$124.18	—
Second Quarter	$148.13	$115.23	—
Third Quarter	$121.84	$74.69	—
Fourth Quarter	$100.64	$54.01	—
2022
First Quarter	$66.12	$25.53	—
Second Quarter	$65.96	$33.84	—
Third Quarter	$72.19	$45.76	—
Fourth Quarter	$91.11	$44.46	—
2023
First Quarter	$104.68	$71.68	—

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American Depositary Shares of PDD Holdings Inc.	High	Low	Dividends (Declared)
Second Quarter	$80.82	$60.02	—
Third Quarter	$103.29	$67.69	—
Fourth Quarter (through December 14, 2023)	$147.44	$97.90	—

We make no representation as to the amount of dividends, if any, that PDD Holdings Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the underlying stock.

The American Depositary Shares of PDD Holdings Inc. - Daily Closing Prices* July 26, 2018 to December 14, 2023

*The dotted line in the graph indicates the coupon barrier level and buffer threshold level, equal to 60% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of PDD Holdings Inc. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the first paragraph under this “PDD Holdings Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to PDD Holdings Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding PDD Holdings Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “PDD Holdings Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning PDD Holdings Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000/1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the

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Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “PDD Holdings Inc. Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

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Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•  Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

•  Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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